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                                                                 EXHIBIT 10.4(c)

                                    NOTICE OF
             2005 LONG-TERM INCENTIVE PLAN AWARD ("2005 LTIP AWARD")
                       UNDER 2003 EQUITY COMPENSATION PLAN

1.0  OBJECTIVE:

     The purpose of the Long-Term Incentive Plan Award ("LTIP") pursuant to
     Section 8 of the First Horizon National Corporation's 2003 Equity Compensation Plan (the "Plan") is to provide motivation for key executives to achieve the Company's strategic objectives and ensure incentive rewards and performance are linked to shareholder value.

2.0  LTIP PERFORMANCE PERIOD:

     The LTIP performance period for 40% of the award will be the Company's fiscal years beginning January 1, 2005 and ending December 31, 2006 (the 2005-06 Performance Period) and the LTIP performance period for 60% of the award will be the Company's fiscal years beginning January 1, 2005 and ending December 31, 2007 (the 2005-07 Performance Period).

3.0  ELIGIBILITY:

          o Eligibility for executive officers who are subject to Section 16 (as defined in the Plan) or who are Covered Officers (as defined in the Plan) is approved annually by the Compensation Committee ("Committee").

          o Eligibility for all other executives is approved annually by the CEO.

4.0  AWARD:

          2005 LTIP Awards will be granted effective March 4, 2005 in Performance Share Units using the following formula: The number of units awarded to each Participant will be equal to the Participant's base salary effective March 4, 2005 times the Participant's annual bonus target percentage* times 1.5 (for the 2005-07 Performance Period) and times 2.25 (for the 2005-07 Performance Period), with the resulting dollar amount for each Performance Period divided by the Fair Market Value of one share of the Company's common stock on March 4, 2005 to determine the number of Units. Awards will be rounded to the nearest whole Unit. Units will not earn dividends during the Performance Period.

               *100% will be used for the annual bonus target percentage if the Participant's annual bonus is determined using a formula based on a percentage of the Officer's business unit pre-tax income.


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5.0  DETERMINATION OF INDIVIDUAL PARTICIPANT'S EARNED AWARD AND PAYMENT OF
     AWARD:

     The number of Units which are earned (vest) following the end of each Performance Period will be determined by the Committee based on the following measurement criteria:

     100% of the Units will vest if average annual EPS equals or exceeds $___ per share.

     o The Compensation Committee may use negative discretion to reduce the award based on EPS growth during the performance period. A basis for reducing the award may be competitive EPS growth results for the Performance Period relative to the "Top 30 Banks" as identified by American Banker at the beginning of the Performance Period (the "Peer Group") as follows (results in between the percentiles shown will be interpolated):

                  EPS Growth Percentile      Percentage of Units Vesting
                  ---------------------      ---------------------------
                            ____                   100%
                            ____                    67%
                            ____                    33%
                      Below ____                  Committee Discretion

          The following adjustments may be made to evaluate performance subject to Compensation Committee negative discretion to determine final awards:

          o    One-time acquisition costs will be excluded.

          o Material nonrecurring non-operating items (positive or negative) as required under accounting rules or by our auditors to be listed and discussed in company financial statements will be excluded.

     o The number of Units earned (vested) may be reduced by the Committee in its discretion in order to more accurately reflect the Company's total performance. In determining the amount, if any, by which the number of Units will be reduced, the Committee may consider measures such as the following:

     --------------------------------------
     Factor            Guideline
     --------------------------------------
     Rating Agencies   [guideline redacted]
     --------------------------------------
     Regulatory        [guideline redacted]
     --------------------------------------
     Capitalization    [guideline redacted]
     --------------------------------------
     Governance        [guideline redacted]
     --------------------------------------

     o Notwithstanding the Company's achievement of the above criteria, the Committee shall have complete discretion to further reduce the number of Units earned (vested), including payment of no award.

     o    Vested Units will be paid in shares (one share for each vested Unit).


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6.0  FAIR MARKET VALUE OF SHARES

     The Fair Market Value of each share of common stock shall mean, as of any date, (i) the mean between the high and low sales prices at which shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the shares are traded, on such date, or in the absence of purported sales on such date, the mean between the high and low sales prices on the immediately preceding date on which sales were reported, or (ii) in the absence of such sales prices for the shares on either of such dates, the fair market value as determined in good faith by the Committee in its sole discretion.

7.0  TERMINATION OF EMPLOYMENT AND FORFEITURE OF AWARD:

     Except as may otherwise be determined by the Committee, in the event that the Participant's employment with the Company (including its subsidiaries) terminates for any reason prior to the end of the Performance Period, the 2005 LTIP Award shall be forfeited, and neither the Participant, nor any successor, heir, assign or personal representative of the Participant, shall have any further right to or interest in the 2005 LTIP Award. Notwithstanding anything herein to the contrary, if a Change in Control (as defined in Section 7) occurs and if, prior to the date on which the Change in Control occurs, the Participant's employment with the Company is terminated or the Participant is reassigned to a position which in the opinion of the Committee reduces the Participant's ability to make an impact upon the profitability of the Company through his/her decisions, actions and counsel and if it is reasonably demonstrated by the Participant that such termination of employment or reassignment of position (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Notice the 2005 LTIP Award shall not be forfeited by the Participant to the Company upon such termination or reassignment, and the amount of the 2005 LTIP Award shall be determined by the Committee as described in Section 7.0 below and shall vest and be payable immediately upon the Change in Control.

8.0  CHANGE IN CONTROL:

     Notwithstanding anything herein to the contrary, upon a Change in Control, the Committee shall determine the amount of the 2005 LTIP Award in the manner set forth in this Section 7.0 (the "CIC LTIP Award"). The CIC LTIP Award shall equal the maximum potential 2005 LTIP Award, prorated to reflect the percentage of the Performance Period that has elapsed between the beginning of the Performance Period and the date of the Change in Control. The CIC LTIP Award shall vest and be immediately payable upon a Change in Control. A "Change in Control" means the occurrence of any one of the following events.


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     (i)  individuals who, on January 21, 1997, constitute the Board (the
          "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

     (ii) any "Person" (for purposes of this definition only, as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities") provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interest (a "Subsidiary"), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii);

     (iii) the shareholders of the Company approve a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power


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          among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

     (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

     Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred solely because any Person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

9.0  EFFECT ON EMPLOYMENT:

     Nothing contained in the LTIP shall confer upon the Participant the right to continue in the employment of the Company (including its subsidiaries) or affect any right that the Company (including its subsidiaries) may have to terminate the employment of the Participant.

10.0 AMENDMENT:

     The 2005 LTIP Awards may not be amended except with the consent of the Committee.


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11.0 WITHHOLDING:

     The Company shall have the right to withhold shares from vested Units due to the Participant (or to require the Participant to remit cash to the Company) in an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to distribution of shares to the Participant.


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